EXHIBIT 23.2

July 17, 2009
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Competitive Companies Inc. 2009 Non-Qualified Attorney’s Stock Compensation Plan, of our report dated July 17, 2009, with respect to our audit of the financial statements of Competitive Companies, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ Lawrence Scharfman
Lawrence Scharfman & Co., CPA P.C.
Las Vegas, Nevada